MADSEN & ASSOCIATES, CPA'S INC.                                                                       684 East Vine St, #3
Certified Public Accountants and Business Consultants                                                                                                    Murray, Utah 84107
                                                                                                                                                                                                                                          Telephone 801-268-2632
                                                                                                                                                                                                                                           Fax 801-262-3978

August 2, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

We consent to the incorporation by reference in the Post Effective Amendment No. 1 to Registration Statement (Form S-8 No. 333-106413) of our report dated May 17, 2004, with respect to the consolidated financial statements and schedules of United American Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                                                                                                                /s/ Madsen & Associates, CPA's Inc.
                                                                                                                                                     Madsen & Associates, CPA's Inc.

1